SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2007

FAMOUS UNCLE AL’S HOT DOGS & GRILLE, INC.

(Exact name of registrant as specified in its charter)

DE	333-132948	20-2791397
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Mill Plain Rd.

Danbury, CT 06811

(Address of principal executive offices, including zip code)

(203) 791-0044

(Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 8, 2007, we retained Scarsdale Equities, LLC to serve as a consultant and financial advisor for a term of two years.  Scarsdale Equities, LLC has agreed to familiarize itself to the extent it deems appropriate with our business, operations, financial condition, and prospects.

Scarsdale Equities, LLC will advise the Company with respect to our business plan, strategy, debt or equity securities offerings, financial transactions, merger and acquisition services, as appropriate, and review of our presentation and marketing materials as they relate to the investment community.

As compensation for entering into the Agreement, the Company will issue common Stock purchase warrants exercisable to purchase two million (2,000,000) shares of common stock of the Company at $.40 per share.  The warrants will be exercisable for seven years from the date of issuance and contain cashless exercise provisions.  The warrants are broken down into two holders as follows:

1.

N. Scott Fine, a registered principal with Scarsdale Equities, LLC will hold a warrant exercisable to purchase 1,400,000 share of common stock of the Company at $.40 per share. The Warrant is exercisable for seven years from the date of issuance and contains cashless exercise provisions.

2.

Scarsdale Equities, LLC will hold the other warrant exercisable to purchase 600,000 shares of common stock of the Company at $.40 per share. The Warrant is exercisable for seven years from the date of issuance and contains cashless exercise provisions.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES:

The Warrants issued to N. Scott Fine and Scarsdale Equities, LLC were not registered under the Securities Act of 1933, as amended (the "Securities Act") at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company's belief that the offer and sale of the warrants did not involve a public offering as each person/company was "accredited" and no general solicitation has been involved.

The disclosures set forth under Item 1.01 of this Current Report are incorporated by reference under this Item 3.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.01 Consulting Agreement

10.02 Warrant to Purchase Common Stock issued to N. Scott Fine

10.03 Warrant to Purchase Common Stock issued to Scarsdale Equities, LLC.

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 8, 2007

Famous Uncle Al’s Hot Dogs & Grille, Inc.

By: /s/ Paul Esposito

Chief Executive Officer